Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

February 22, 2019

AutoNation, Inc.

200 SW 1st Avenue

Fort Lauderdale, FL 33301

RE:	AutoNation, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to AutoNation, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Rules and Regulations”), of the following securities of the Company: (i) shares of common stock, par value $0.01 per share (the “Common Stock”); (ii) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), which may be issued in one or more series; (iii) debt securities (the “Debt Securities”), which may be issued in one or more series under the Indenture, dated as of April 14, 2010 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), which is incorporated by reference as an exhibit to the Registration Statement; (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock, Debt Securities or other securities (the “Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and one or more warrant agents to be named therein (each, a “Warrant Agent”); (v) subscription rights to purchase shares of Common Stock, shares of Preferred Stock, Debt Securities or other securities (the “Subscription Rights”), which may be issued under one or more subscription rights certificates (each, a “Subscription Rights Certificate”) and/or pursuant to one or more subscription rights agreements (each, a “Subscription Rights Agreement”) proposed to be entered into between the Company and one or more subscription agents to be named therein (each, a “Subscription Agent”); (vi) fractional shares of Preferred Stock represented

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February 22, 2019

by depositary shares (the “Depositary Shares”) evidenced by depositary receipts (the “Receipts”), which may be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) proposed to be entered into between the Company and a bank or trust company to be named therein (the “Bank Depositary”); (vii) stock purchase contracts of the Company (the “Stock Purchase Contracts”) obligating the holders thereof to purchase from or sell to the Company, and the Company to sell to or purchase from such holders, shares of Common Stock, shares of Preferred Stock or Depositary Shares at a future date or dates, which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) proposed to be entered into by the Company and one or more purchase contract agents to be named therein (the “Purchase Contract Agents”); (viii) units (the “Units”) consisting of Common Stock, Preferred Stock, Debt Securities, Warrants, Depositary Shares or Stock Purchase Contracts or any combination of those securities, which may be issued under one or more agreements (each, a “Unit Agreement”) proposed to be entered into by the Company and one or more agents to be named therein (each, a “Unit Agent”); and (ix) such indeterminate amount and number of each class of the foregoing securities as may be issued upon conversion, exchange, exercise or settlement, as applicable, of any other securities that provide for such conversion, exchange, exercise or settlement (collectively, “Indeterminate Securities”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Subscription Rights, Depositary Shares, Stock Purchase Contracts, Units and Indeterminate Securities offered pursuant to the Registration Statement are collectively referred to herein as the “Offered Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following: (i) the Registration Statement; (ii) the Indenture; (iii) a specimen certificate representing the Common Stock; (iv) an executed copy of a certificate of Thomas J. Mila, Assistant Secretary of the Company, dated as of the date hereof (the “Assistant Secretary’s Certificate”); (v) a copy of the Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware as of the date hereof and certified pursuant to the Assistant Secretary’s Certificate (the “Certificate of Incorporation”); (vi) a copy of the Bylaws of the Company, as amended and in effect as of the date hereof and certified pursuant to the Assistant Secretary’s Certificate (the “Bylaws”); and (vii) a copy of certain resolutions of the board of directors of the Company (the “Board of Directors”) adopted on February 15, 2019, certified pursuant to the Assistant Secretary’s Certificate.

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February 22, 2019

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) those laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and (ii) the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as “Opined on Law”). The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

As used herein, “Transaction Agreements” means the Indenture and the supplemental indentures and officer’s certificates establishing the terms of the Debt Securities pursuant thereto, the Warrant Agreements, the Subscription Rights Agreements, the Deposit Agreements, the Purchase Contract Agreements, the Unit Agreements and any applicable underwriting or purchase agreement.

The opinions stated in paragraphs 1 through 8 below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Offered Securities referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to such Offered Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Transaction Agreements shall have been duly authorized, executed and delivered by the Company and the other parties thereto,

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February 22, 2019

including, if such Offered Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (iv) the Board of Directors of the Company, including any duly authorized committee thereof, shall have taken all necessary corporate action to approve the issuance and sale of such Offered Securities and related matters and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board of Directors of the Company; and (v) the terms of the applicable Transaction Agreements and the issuance and sale of such Offered Securities have been duly established in conformity with the Certificate of Incorporation (as then in effect) so as not to violate any applicable law, the Certificate of Incorporation (as then in effect) or the Bylaws (as then in effect), or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.

With respect to the shares of any Common Stock to be offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities (the “Offered Common Stock”), when (i) the general conditions have been satisfied; (ii) if the Offered Common Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Common Stock have been duly executed and countersigned; and (iii) the shares of Offered Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants, Depositary Shares or Units), when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.

2.

With respect to the shares of any series of Preferred Stock to be offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities (the “Offered Preferred Stock”), when (i) the general conditions have been satisfied; (ii) the Board of Directors, or a duly authorized committee thereof, has duly adopted a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of the DGCL (the “Certificate of Designation”); (iii) the filing of the Certificate of Designation with the Secretary of State of

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the State of Delaware has duly occurred; (iv) if the Offered Preferred Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Preferred Stock have been duly executed and countersigned; and (v) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants, Depositary Shares or Units), when issued and sold or otherwise distributed in accordance with the applicable Transaction Agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Preferred Stock.

3.

With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when (i) the general conditions shall have been satisfied; (ii) the Indenture and any supplemental indenture related to such Offered Debt Securities has been duly qualified under the Trust Indenture Act of 1939, as amended; (iii) the issuance, sale and terms of the Offered Debt Securities and related matters have been approved and established in conformity with the applicable Transaction Agreements; and (iv) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the applicable Transaction Agreements and have been duly executed and authenticated in accordance with the provisions of the Indenture and any other applicable Transaction Agreements and issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, the Offered Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

4.

With respect to any Warrants to be offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Warrants (the “Offered Warrants”), when (i) the general conditions shall have been satisfied; (ii) the Common Stock, Preferred Stock and/or Debt Securities for which the Offered Warrants are exercisable have been duly authorized for issuance by the Company; and (iii) certificates evidencing the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of

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February 22, 2019

the applicable Warrant Agreement, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

5.

With respect to any Subscription Rights to be offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Subscription Rights (the “Offered Subscription Rights”), when (i) the general conditions shall have been satisfied; (ii) the Common Stock, Preferred Stock and/or Debt Securities relating to such Offered Subscription Rights have been duly authorized for issuance by the Company; and (iii) the Subscription Rights Certificates have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Subscription Rights Agreement, the Offered Subscription Rights, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

6.

With respect to any Depositary Shares to be offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Depositary Shares (the “Offered Depositary Shares”), when (i) the general conditions shall have been satisfied; (ii) the Preferred Stock relating to such Offered Depositary Shares have been duly authorized for issuance by the Company; (iii) the Offered Depositary Shares have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Deposit Agreement, and the Offered Depositary Shares have been delivered to the Bank Depositary for deposit in accordance with the applicable Deposit Agreement; and (iv) the Receipts evidencing the Offered Depositary Shares have been duly issued against deposit of the related shares of Preferred Stock with the Bank Depositary in accordance with the applicable Deposit Agreement, such Deposit Agreement will constitute a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms under the laws of the State of New York.

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February 22, 2019

7.

With respect to any Stock Purchase Contracts to be offered by the Company pursuant to the Registration Statement, including the Indeterminate Securities constituting Stock Purchase Contracts (the “Offered Stock Purchase Contracts”), when (i) the general conditions shall have been satisfied; (ii) the Common Stock, Preferred Stock or Depositary Shares relating to such Offered Stock Purchase Contracts have been duly authorized for issuance by the Company; and (iii) the Offered Stock Purchase Contracts have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Contract Agreement, the Offered Stock Purchase Contracts, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

8.

With respect to any Units to be offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Units (the “Offered Units”), when (i) the general conditions shall have been satisfied; (ii) the Common Stock, Preferred Stock, Debt Securities, Warrants, Depositary Shares or Stock Purchase Contracts relating to such Offered Units have been duly authorized for issuance by the Company; and (iii) certificates evidencing the Offered Units have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Unit Agreement, the Offered Units, when issued and sold or otherwise distributed in accordance with the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a) the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

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February 22, 2019

(c) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(d) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(e) we do not express any opinion with respect to the enforceability of any provision of any Transaction Agreement to the extent that such section purports to bind the Company to the exclusive jurisdiction of any particular federal court or courts;

(f) we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement;

(g) we have assumed that the choice of New York law to govern the Indenture and any supplemental indentures thereto is a valid and legal provision;

(h) we have assumed that New York law will be chosen to govern the Warrant Agreements, the Subscription Rights Agreements, the Deposit Agreements, the Purchase Contract Agreements and the Unit Agreements, and that such choice is and will be a valid and legal provision;

(i) we have assumed that each of the Indenture, any supplemental indentures thereto, the Warrant Agreements, Deposit Agreements, Subscription Rights Agreements, Purchase Contract Agreements and the Unit Agreements has been or will be duly authorized, executed and delivered by the Trustee, Warrant Agents, Bank Depositary, Subscription Agents, Purchase Contract Agents and Unit Agents, as the case may be, and that any Debt Securities, Warrants, Receipts, Subscription Rights Certificates, Stock Purchase Contracts and Units that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the applicable Trustee, Warrant Agent, Depositary, Subscription Agent, Purchase Contract Agent and Unit Agent, as the case may be;

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(j) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement providing for indemnity by any party thereto against any loss in obtaining the currency due to such party under any Transaction Agreement from a court judgment in another currency; and

(k) we have assumed that the choice of a currency other than U.S. dollars as the currency in which any Offered Debt Securities may be denominated does not contravene any exchange control or other laws of the jurisdiction of any such currency, and further we call to your attention that a court may not award a judgment in any currency other than U.S. dollars.

In addition, in rendering the foregoing opinions we have assumed that neither the execution and delivery by the Company of the Transaction Agreements to which the Company is a party nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Offered Securities: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject; (ii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject; (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law); or (iv) requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

BWD